UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 21, 2014

ARMCO METALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7620

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into A Material Agreement.

On April 15, 2014, Armco Metals Holdings, Inc.(the "Company""we" "us" "our") entered into a Share Exchange Agreement (the “Agreement”) with Draco Resources, Inc., a California corporation ("Draco Resources") and its shareholders (the “Draco Resources Shareholders”). Draco Resources is a California-based corporation engaged in the exploration, mining, and trading of iron ore and minerals.

             Pursuant to the terms of the Agreement between the parties, we plan to acquire 100% of the issued and outstanding capital stock of Draco Resources in exchange for the Company's common stock valued at $51,615,000 based on the closing market price of our common stock on the exchange prior to the date of the Agreement (the "Purchase Price") and a Series C stock purchase warrant. The parties made customary representations and warranties and agreed to customary covenants in the Agreement. Upon the completion of the acquisition, the number of shares which Draco Resources Shareholders will receive from us represents approximately 74.64% of the issued and outstanding common stock of the Company. The closing of the acquisition is subject to approvals by the shareholders, the New York Stock Exchange and any applicable governmental regulatory agencies.

Draco Resources engages in the exploration, mining, and trading of iron ore and other mineral resources. Currently, Draco Resources owns exclusive rights of management, operational and distribution and sale of approximately five millions of iron ore fine in the state of Alabama. Draco Resources started its first shipment of a vessel at 55,000 metric tons in March 2014 while it plans to ship out 1 to 3 vessels per month (55,000 metric tons to 165,000 tons per month) for the next four years to complete the sale and shipment of approximately 5 million tons of iron ore fine in Alabama to China. Based on the appraisal value from "Appraisal Report of 5,000,000 Metric Tons of Dry Iron Ore Fine" prepared by Global Valuation, an international commercial real estate appraisal and consulting company, the subject 5,000,000 metric tons of dry iron ore fine has a prospective present value FOB Mobile, Alabama, USA as of October 15, 2013 of $132,600,000 (the "Appraisal Value"). Therefore, the Purchase Price for this acquisition is approximately 38.93% of the Appraisal Value.

The Company does not expect to incur any material costs or take any charges upon the closing of this transaction pursuant to the Agreement and does not expect any in the future.

A copy of the Share Exchange Agreement is filed herewith as Exhibit 10.9 and incorporated herein by reference.

Item 7.01        Regulation FD Disclosure.

On April 16, 2014, the Company issued a press release to announce the signing of the Stock Exchange Agreement to acquire 100% of Draco Resources, Inc. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.9	Share Exchange Agreement dated April 15, 2014 by and among Armco Metals Holdings, Inc. and Draco Resources, Inc. and its shareholders.

99.1	Armco Metals Holdings, Inc. April 16, 2014 Press Release (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMCO METALS HOLDINGS, INC.

Date: April 21, 2014	By: /s/ Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board

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